                                                                    EXHIBIT 99.1


                         [ELCOR CORPORATION LETTERHEAD]






PRESS RELEASE                                                      TRADED:  NYSE
FOR IMMEDIATE RELEASE                                              SYMBOL:  ELK


FOR FURTHER INFORMATION:

Harold R. Beattie, Jr.
Vice President, Chief Financial Officer and Treasurer
(972) 851-0523


                    ELCOR CORPORATION REPORTS SHARPLY HIGHER
                       FISCAL 2002 SECOND QUARTER RESULTS;
             RICHARD A. NOWAK APPOINTED TO ELCOR BOARD OF DIRECTORS

DALLAS, TEXAS, January 17, 2002 . . . . Elcor Corporation today reported sharply higher year-over-year operating results for its seasonally slower fiscal 2002 second quarter ending December 31, 2001. Net income for the quarter rose 287% to $3,889,000, or $0.20 per diluted share, compared to $1,005,000, or $0.05 per diluted share, in the year-ago quarter, and surpassed analysts' consensus estimates of $0.16 per diluted share for the quarter. Sales rose 40% to $113,128,000, from $81,073,000 in the same quarter last year.

Thomas D. Karol, Elcor's President and Chief Executive Officer, said, "We continue to be pleased by the strong year-over-year sales and profit momentum of our core Elk building products business. As expected, Cybershield returned to profitability during the quarter, and continued favorable operations at Ortloff resulted in good year-over-year profit growth for our Industrial Products segment. Strong cash generation and lower capital spending enabled Elcor to reduce debt by $16 million during the quarter, following a $23 million debt reduction in the September quarter," he said.

ELK BUILDING PRODUCTS:  STRONG SALES GROWTH DRIVES HIGHER PROFITS

Elk's building products sales rose 40%, to $96,964,000, from $69,076,000 in the year-ago quarter. Operating profit rose 188% to $9,672,000, compared to $3,363,000 in the same quarter last year.

Strong sales growth was driven by relatively stronger demand in the premium laminated asphalt shingle market and continued enthusiastic customer response to the product enhancements of Elk's "A Whole Different AnimalTM" campaign. Year-over-year unit shipment comparisons also benefited from the relatively mild weather that existed across

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PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 2


much of the U.S. during the current quarter. Unit shipments during the prior year's comparable quarter were adversely affected by early severe winter weather. Product prices during the quarter averaged about 4% higher than in the same quarter last year.

Excellent performance from the new Myerstown, PA roofing plant permitted Elk to take full advantage of increased demand. The plant continues to make good progress towards achieving design capacity and efficiency. December 2001 marked the sixth consecutive month of profitable operations at the Myerstown plant.

Operating profit growth significantly exceeded sales growth during the quarter, as a result of significantly improved manufacturing efficiency at the Myerstown plant, higher product prices, and lower unit raw material costs (principally asphalt). During the quarter, asphalt costs averaged about $29 per ton less than in the same quarter last year.

OTHER SEGMENT RESULTS

Cybershield's sales increased 51% to $12,626,000 from $8,347,000, and operating profit was $504,000, compared to an operating profit of $919,000 in the same quarter last year. Sales during the quarter contained a significantly higher proportion of purchased parts than the same quarter last year. Excluding purchased parts, value-added sales increased 20%. During the quarter, Cybershield experienced less efficient manufacturing and excess material scrap as a result of its continuing ramp of new handset components. Higher manufacturing costs and a less profitable product mix resulted in lower operating profits.

The Industrial Products segment had sales of $3,538,000, compared to $3,621,000, and operating profit of $569,000, compared to an operating profit of $297,000, in the same quarter last year. Chromium experienced lower unit volumes during the quarter as railroads deferred maintenance expenditures in a weaker economy. However, the cost reductions resulting from Chromium's consolidation last year enabled it to remain profitable during the quarter. Ortloff's sales and operating profit significantly exceeded those of the year-ago quarter, as it continued to benefit from a higher level of licensing and consulting fees generated from international gas processing projects.

FINANCIAL CONDITION

Elcor reduced its outstanding debt by $16 million during the quarter. Improved profitability and seasonal reductions in working capital resulted in $19 million of net cash from operations during the quarter. The December quarter typically represents the seasonal low point of Elcor's borrowings. Debt is expected to increase by $30-$35 million during



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PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 3


the March 2002 quarter as a result of normal seasonal increases in working capital. At December 31, 2001, Elcor's total debt was $84 million, and its debt to capital ratio was 33%.

NEW DIRECTOR

As recommended by Elcor's newly created Corporate Governance Committee, Richard
A. Nowak has been appointed to Elcor's Board of Directors, joining the six other current directors. Mr. Nowak currently serves as Executive Vice President of Elcor Corporation and is a member of the Executive Office of Elcor Corporation. Mr. Nowak also serves as President and Chief Executive Officer of each of the Elk building products subsidiaries.

OUTLOOK

Mr. Nowak commented, "Over the last two quarters, we have been very pleased with Elk's ability to capitalize upon significantly improved conditions in the residential asphalt shingle market. Our new Myerstown roofing plant has increased its manufacturing line speed significantly, while maintaining good product quality and low scrap levels. We have made significant progress in further penetrating northern markets served by the Myerstown plant, and we believe Elk's roofing products are well positioned in the marketplace. In our nonwoven fabrics business, good progress has been made in identifying new markets for Elk's nonwoven fabrics and in market development activities for Elk's VersaShield(R) coatings. We are optimistic that these efforts will benefit future quarters.

"The improved demand experienced by the residential asphalt shingle industry over the last two quarters causes us to remain cautiously optimistic that our principal market may avoid becoming a casualty of the current economic recession. We also believe that not all roof damage resulting from the severe 2000/2001 winter was repaired during calendar 2001, resulting in potential carry-over demand for the calendar 2002 roofing season. If demand remains at reasonable levels, we are well positioned to leverage our expanded manufacturing capacity and declining raw material costs into continued strong earnings momentum.

"Shipments by roofing manufacturers during the March quarter generally include a significant proportion of promotional sales activity designed to induce roofing distributors to build inventories in advance of heightened seasonal roof installation activity, which generally commences during the June quarter. This promotional activity will generally result in lower operating margins and higher working capital requirements for Elk during the March quarter. The magnitude of March quarter inventory purchases by roofing



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PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 4


distributors can vary significantly from year to year, based upon their expectations for the roofing market and the relative attractiveness of the manufacturers' promotional programs," he concluded.

Mr. Karol said, "Higher sales during Cybershield's seasonally stronger Christmas quarter enabled it to return to profitability, albeit at less than desirable levels. However, we have recently received sharp downward revisions to previously targeted order levels from many of our cellular handset customers. Accordingly, we now expect that Cybershield will be unprofitable during the March 2002 quarter. As we move into the June 2002 quarter, we anticipate that currently scheduled higher unit volumes, a more profitable sales mix, and lower manufacturing costs should result in a return to profitability.

"Chromium's sales levels will likely continue under pressure until such time as the railroads resume normal maintenance spending in response to an improving economy. However, Chromium's lower expense structure and improved manufacturing efficiency should permit the company to remain profitable through this slower economic period. The improved operating performance of Ortloff is expected to continue throughout the remainder of fiscal 2002.

"Based upon the foregoing, we currently estimate that Elcor's earnings will likely range from $0.07 to $0.12 for the quarter ending March 31, 2002, and from $0.28 to $0.33 for the quarter ending June 30, 2002. This results in estimated earnings for full fiscal year 2002 in the range of $0.85 to $0.95," he concluded.

CONFERENCE CALL

Elcor will host a conference call tomorrow, Friday, January 18, 2002, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the Elcor Website at www.elcor.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe," "estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or

PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 5



similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2001, and subsequent Forms 8-K and 10-Q.

                                   ----------

Elcor, through its subsidiaries, manufactures Elk brand roofing and building products, reconditions locomotive engine components, provides technology for gas processing, and metalizes plastic components for use in consumer electronic devices. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing and building products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; its locomotive engine products facility is located in Cleveland, Ohio; and its gas processing technology operation is located in Midland, Texas.

PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 6

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)


                                                                                                               Trailing
                                               Three Months Ended              Six Months Ended           Twelve Months Ended
                                                   December 31,                   December 31,                December 31,
                                               2001           2000           2001           2000          2001            2000
                                           ------------   ------------   ------------   ------------   ------------   ------------
SALES                                      $    113,128   $     81,073   $    256,347   $    182,288   $    453,215   $    377,938
                                           ------------   ------------   ------------   ------------   ------------   ------------

COSTS AND EXPENSES:
       Cost of sales                             90,107         66,278        206,611        147,711        372,505        302,712
       Selling, general & administrative         15,421         12,548         30,461         23,987         54,671         44,336
       Interest expense and other, net            1,337            623          3,617          1,128          5,880          1,769
       Gain from involuntary conversion               0              0              0              0              0           (403)
                                           ------------   ------------   ------------   ------------   ------------   ------------

Total Costs and Expenses                        106,865         79,449        240,689        172,826        433,056        348,414
                                           ------------   ------------   ------------   ------------   ------------   ------------

INCOME BEFORE INCOME TAXES                        6,263          1,624         15,658          9,462         20,159         29,524

Provision for income taxes                        2,374            619          5,935          3,513          7,623         11,123
                                           ------------   ------------   ------------   ------------   ------------   ------------

NET INCOME                                 $      3,889   $      1,005   $      9,723   $      5,949   $     12,536   $     18,401
                                           ============   ============   ============   ============   ============   ============

INCOME PER COMMON SHARE-BASIC              $       0.20   $       0.05   $       0.51   $       0.31   $       0.65   $       0.94
                                           ============   ============   ============   ============   ============   ============

INCOME PER COMMON SHARE-DILUTED            $       0.20   $       0.05   $       0.50   $       0.30   $       0.64   $       0.93
                                           ============   ============   ============   ============   ============   ============

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                        19,244         19,317         19,238         19,420         19,231         19,514
                                           ============   ============   ============   ============   ============   ============

    Diluted                                      19,648         19,438         19,556         19,597         19,473         19,871
                                           ============   ============   ============   ============   ============   ============

PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 7

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)


                                                                                                            Trailing
                                               Three Months Ended           Six Months Ended           Twelve Months Ended
                                                  December 31,                 December 31,                 December 31,
                                               2001          2000           2001           2000           2001           2000
                                           -----------    -----------    -----------    -----------    -----------    -----------
SALES
      Roofing Products                     $    96,964    $    69,076    $   227,989    $   159,308    $   404,652    $   335,835
      Electronics Manufacturing Services        12,626          8,347         21,212         16,736         34,004         30,753
      Industrial Products                        3,538          3,621          7,146          6,185         14,522         11,221
      Corporate & Eliminations                       0             29              0             59             37            129
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                           $   113,128    $    81,073    $   256,347    $   182,288    $   453,215    $   377,938
                                           ===========    ===========    ===========    ===========    ===========    ===========

OPERATING PROFIT (LOSS)
      Roofing Products                     $     9,672    $     3,363    $    24,297    $    14,362    $    35,474    $    39,791
      Electronics Manufacturing Services           504            919             55          1,616           (169)         2,908
      Industrial Products                          569            297          1,111           (948)         1,324         (4,925)
      Corporate & Eliminations                  (3,145)        (2,332)        (6,188)        (4,440)       (10,590)        (6,884)
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                           $     7,600    $     2,247    $    19,275    $    10,590    $    26,039    $    30,890
                                           ===========    ===========    ===========    ===========    ===========    ===========

PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 8

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)




                                                         December 31,
ASSETS                                                 2001          2000
------                                             -----------   -----------
Cash and cash equivalents                          $       179   $     3,461
Receivables, net                                        59,168        48,429
Inventories                                             47,445        58,204
Deferred income taxes                                    4,070         2,937
Prepaid expenses and other                               9,367         4,127
                                                   -----------   -----------

      Total Current Assets                             120,229       117,158

Property, plant and equipment, net                     216,087       214,466
Other assets                                             2,418         2,797
                                                   -----------   -----------

      Total Assets                                 $   338,734   $   334,421
                                                   ===========   ===========




                                                         December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                  2001          2000
------------------------------------               -----------   -----------


Accounts payable and accrued liabilities           $    51,591   $    43,228
Current maturities on long-term debt                         0             0
                                                   -----------   -----------

      Total Current Liabilities                         51,591        43,228

Long-term debt, net                                     84,000       108,000
Deferred income taxes                                   32,878        22,474
Shareholders' equity                                   170,265       160,719
                                                   -----------   -----------

      Total Liabilities and Shareholders' Equity   $   338,734   $   334,421
                                                   ===========   ===========

PRESS RELEASE
Elcor Corporation
January 17, 2002
Page 9

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)


                                                         For the Six Months Ended
                                                                December 31,
                                                           2001             2000
                                                        -----------     -----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                              $     9,723     $     5,949
Adjustments to net income
       Depreciation and amortization                          8,977           6,699
       Deferred income taxes                                  6,173           1,276
       Changes in assets and liabilities:
           Trade receivables                                 14,492          23,283
           Inventories                                        3,571         (17,239)
           Prepaid expenses and other                          (880)            185
           Accounts payable and accrued liabilities           3,557          (5,059)
                                                        -----------     -----------

Net cash from operations                                     45,613          15,094
                                                        -----------     -----------

INVESTING ACTIVITIES
       Additions to property, plant & equipment              (4,989)        (26,048)
       Other                                                    287             147
                                                        -----------     -----------

Net cash from investing activities                           (4,702)        (25,901)
                                                        -----------     -----------

FINANCING ACTIVITIES
       Long-term  borrowings, net                           (39,300)         16,700
       Dividends on common stock                             (1,931)         (1,936)
       Treasury stock transactions and other, net               371          (5,198)
                                                        -----------     -----------

Net cash from financing activities                          (40,860)          9,566
                                                        -----------     -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             51          (1,241)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  128           4,702
                                                        -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD              $       179     $     3,461
                                                        ===========     ===========